UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Carronade Capital Master, LP (“Carronade”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc. (the “Company”), a Nevada corporation.

On June 9, 2025, Carronade filed a Schedule 13D with respect to the Company, which included disclosure regarding its nomination of a slate of highly-qualified director nominees for election at the Annual Meeting and the filing of a preliminary proxy statement in connection therewith. A copy of Carronade’s Schedule 13D is attached hereto as Exhibit 1 and is incorporated herein by reference.

Certain Information Concerning the Participants

Carronade, together with the other participants named herein (collectively, “Carronade Capital”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the SEC to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of shareholders of the Company.

CARRONADE CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Carronade, Carronade Capital GP, LLC (“Carronade Capital GP”), Carronade Capital Management, LP (“Carronade Capital Management”), Carronade Capital Management GP, LLC (“Carronade Capital Management GP”), Dan Gropper, Mona Aboelnaga, Benjamin C. Duster, IV, Dennis A. Prieto and Chérie L. Schaible.

As of the date hereof, Carronade beneficially owns directly 3,012,218 shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). Carronade Capital GP, as the general partner of Carronade, may be deemed the beneficial owner of the 3,012,218 shares of Common Stock owned by Carronade. As of the date hereof, 176,809 shares of Common Stock were held in a certain account managed by Carronade Capital Management (the “Managed Account”). Carronade Capital Management, as the investment manager of Carronade, may be deemed the beneficial owner of an aggregate of 3,189,027 shares of Common Stock directly owned by Carronade and held in the Managed Account. Carronade Capital Management GP, as the general partner of Carronade Capital Management, may be deemed the beneficial owner of an aggregate of 3,189,027 shares of Common Stock directly owned by Carronade and held in the Managed Account. As the Managing Member of Carronade Capital Management GP, Mr. Gropper may be deemed the beneficial owner of an aggregate of 3,189,027 shares of Common Stock directly owned by Carronade and held in the Managed Account. As of the date hereof, Ms. Aboelnaga directly beneficially owns 1,400 shares of Common Stock. As of the date hereof, Mr. Duster directly beneficially owns 1,338.329 shares of Common Stock. As of the date hereof, Mr. Prieto directly beneficially owns 1,470 shares of Common Stock. As of the date hereof, Ms. Schaible directly beneficially owns 1,360 shares of Common Stock.